SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                                   NANOMETRICS
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                           NANOMETRICS INCORPORATED

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------


TO THE SHAREHOLDERS:

     NOTICE  IS  HEREBY  GIVEN  that  the  Annual  Meeting  of  Shareholders  of
Nanometrics Incorporated, a California corporation (the "Company"), will be held on Wednesday, May 31, 2000 at 1:30 p.m., local time, at the principal offices of the Company located at 310 DeGuigne Drive, Sunnyvale, California 94086, for the following purposes:

   1. To elect five directors to serve until the next annual meeting of shareholders or until their successors are elected.

   2. To approve the adoption of the Company's 2000 Employee Stock Option Plan and the reservation of 1,250,000 shares of Common Stock for issuance thereunder.

   3. To approve the adoption of the Company's 2000 Director Stock Option Plan and the reservation of 250,000 shares of Common Stock for issuance thereunder.

   4. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares common stock reserved for future issuance by 150,000.

   5. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

   6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 28, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy.


                                            Sincerely,




                                            Vincent J. Coates
                                            Secretary



Sunnyvale, California
May 3, 2000

                           NANOMETRICS INCORPORATED

                                 ------------

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING


General

     The enclosed proxy is solicited on behalf of the Board of Directors of Nanometrics Incorporated (the "Company") for use at the Annual Meeting (the "Annual Meeting") of Shareholders of the Company to be held on Wednesday, May 31, 2000 at 1:30 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal offices of the Company located at 310 DeGuigne Drive, Sunnyvale, California 94086. The Company's telephone number at that address is (408) 746-1600.

     These proxy solicitation materials were mailed on or about May 3, 2000 to all shareholders entitled to vote at the meeting. A copy of the Company's 1999 Annual Report to Shareholders accompanies this Proxy Statement.


Record Date and Shares Outstanding

     Shareholders of record at the close of business on April 28, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 11,284,754 shares of the Company's Common Stock, no par value, were issued and outstanding. For information concerning security ownership of management and beneficial owners of more than 5% of the Company's Common Stock, see "Security Ownership of Management and Certain Beneficial Owners" below.


Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.


Voting and Solicitation

     Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than five candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock outstanding has one vote.

     The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone.


Quorum; Abstentions: Broker Non-votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting ("Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

     Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.


Deadline for Receipt of Shareholder Proposals

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the 2000 annual meeting. Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 2001 Annual Meeting must be received by the Company no later than December 30, 2000 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

     If a shareholder intends to submit a proposal at the 2001 annual meeting that is not eligible for inclusion in the proxy statement and proxy, the shareholder must do so no later than March 14, 2001. If such a shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority when the proposal is raised at the 2001 annual meeting.



                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS


Nominees

     A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner and in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such director's successor has been elected and qualified.

     The names of the nominees and certain information about them are set forth below:

                                                            Director
                Name of Nominee                     Age      Since
                ----------------------------------- -----   ----------
                Vincent J. Coates   ..............   75       1975
                Nathaniel Brenner   ..............   74       1986
                Norman V. Coates    ..............   51       1988
                John D. Heaton   .................   40       1995
                Edmond R. Ward   .................   60       1999

     Vincent J. Coates has been Chairman of the Board since the Company was founded in 1975. He has also served as Chief Executive Officer through April 1998 and President from the founding through May 1996, except for the period January 1986 through February 1987 when he served exclusively as Chief Executive Officer. He was elected Secretary in February 1989. Prior to his employment at Nanometrics,

Mr. Coates co-founded Coates and Welter Instrument Corporation, a designer of electron microscopes, which company was subsequently acquired by Nanometrics. Mr. Coates also spent over twenty years working in engineering, sales and international operations for the Perkin-Elmer corporation. In 1995 he received an award which recognized his contribution to the industry from Semiconductor and Equipment and Materials International, an industry trade organization.

     Nathaniel Brenner has served as a director of the Company since June 1986. He joined Beckman Instruments, Inc. in 1976 where he held the positions of Program Manager, Marketing Manager (Instruments) and General Manager (Spectroscopy). In 1992, Mr. Brenner retired from Beckman Instruments, Inc. Mr. Brenner is also a director of PMC, Inc., a manufacturer of optical and electron microscopy equipment.

     Norman V. Coates has served as a director of the Company since May 1988. He has operated Gem of the River Produce, a farming and produce packing operation in Orleans, California, as a sole proprietor since 1978. He has also been manager of the Boise Creek Farm operation since 1985 and a manager of Coates Vineyard since 1997.

     John D. Heaton joined the Company in September 1990 and in April 1994 he was elected Vice President of Engineering and General Manager. In July 1995, he was appointed to the Board of Directors. In May 1996, he was elected President and Chief Operating Officer. In April 1998, he was elected Chief Executive
Officer. Mr. Heaton served in various technical positions at National Semiconductor from 1978 to 1990 prior to joining the Company.

     Edmond R. Ward has served as one of the directors since June 1999. Since August 1999, Mr. Ward has been a General Partner of Virtual Founders. From April 1992 to June 1997, Mr. Ward was the Vice President of Technology at Silicon Valley Group, Inc.

     Kanegi Nagai, a director since May 1996, will not be standing for re-election this year. Mr. Nagai has served the Company very well during his tenure and contributed to the Company's success and growth. The Company appreciates the enormous service that he has given and will miss his presence and contributions.

     Vincent J. Coates is the father of Norman V. Coates. There is no other family relationship between any of the foregoing nominees or between any such nominees and any of the executive officers of the Company.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

Security Ownership of Management and Certain Beneficial Owners

     The following table sets forth beneficial ownership of Common Stock of the Company as of December 31, 1999, by each director or nominee, by each of the Named Officers (as defined below), by all directors and officers as a group, and by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock. Unless otherwise indicated the address of each beneficial owner of 5% of the Company's Common Stock is 310 DeGuigne
Avenue, Sunnyvale, California 94086.

                                                                Number of Shares of     Percent
                                                                   Common Stock           of
Name of Beneficial Owner                                       Beneficially Owned(1)     Total
------------------------                                       ---------------------     -----
Vincent J. Coates(2)   .......................................       5,388,774           58.8%
Putnam Investments, Inc.(3)  .................................         833,840            9.1%
 One Post Office Square
 Boston, MA 02109
FMR Corp.(4)  ................................................         700,000            7.6%
 82 Devonshire St
 Boston, MA 02109
Nathaniel Brenner(5)   .......................................          55,999            *
Norman V. Coates(6)    .......................................          38,049            *
John D. Heaton(7)   ..........................................         126,668            1.4%
Paul B. Nolan(8)    ..........................................          61,666            *
Kanegi Nagai(9)  .............................................          13,999            *
Roger Ingalls, Jr.(10)    ....................................          32,999            *
William A. McGahan(11)    ....................................          29,332            *
Edmond R. Ward   .............................................               0            *
All officers and directors as a group (9 persons)(12)   ......       5,747,486           60.6%

------------
*    Represents less than 1% of outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares beneficially owned by a person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 31, 1999. Such shares issuable pursuant to such options are deemed outstanding for computing the percentage ownership of the person holding such options but are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

(2) Includes 4,388,654 shares of common stock held of record by the Vincent J. Coates Separate Property Trust, U/D/T dated August 7, 1981, for which Mr. Coates acts as trustee, and 1,000,000 shares of common stock held of record by the Vincent J. Coates 1999 Charitable Trust UTA dated December 17, 1999 for which Mr. Coates acts as trustee.

(3) According to a Schedule 13G filed with the Securities Exchange Commission on or about February 17, 2000, Putnam Investments, Inc. ("PI") may be deemed to be the beneficial owner of 833,840 shares of common stock. PI is identified as a Parent Holding Company on its Schedule 13G.

(4) According to a Schedule 13G filed with the Securities Exchange Commission on or about February 11, 2000 FMR Corp ("FMR") may be deemed to be the beneficial owner of 700,000 shares of Common Stock. FMR is identified as a Parent Holding Company on its Schedule 13G.

(5) Includes 26,000 shares of Common Stock held of record by the N&J Brenner Living Trust, for which Mr. Brenner and his spouse act as trustees, for the benefit of members of Mr. Brenner's immediate family, and 29,999 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of December 31, 1999.


                                       4



(6) Includes an aggregate of 8,050 shares held as trustee on the behalf of other family members and 29,999 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of December 31, 1999.

(7)  Includes   126,668  shares  of  common  stock  issuable  upon  exercise  of outstanding options exercisable within 60 days of December 31, 1999.

(8)  Includes   61,666  shares  of  common  stock   issuable  upon  exercise  of
     outstanding options exercisable within 60 days of December 31, 1999.

(9)  Includes   13,999  shares  of  common  stock   issuable  upon  exercise  of
     outstanding options exercisable within 60 days of December 31, 1999.

(10) Includes   32,999  shares  of  common  stock   issuable  upon  exercise  of
     outstanding options exercisable within 60 days of December 31, 1999.

(11) Includes   29,332  shares  of  common  stock   issuable  upon  exercise  of
     outstanding options exercisable within 60 days of December 31, 1999.

(12) Includes   324,662  shares  of  common  stock  issuable  upon  exercise  of outstanding options exercisable within 60 days of December 31, 1999.


Board Meetings and Committees

     The Board of Directors held a total of four meetings during fiscal 1999. During fiscal 1999, no incumbent directors attended less than 75% of the meetings of the Board of Directors and all incumbent directors attended all meetings of committees, if any, upon which such directors served.

     Audit Committee. The Audit Committee of the Board of Directors reviews and monitors the corporate financial reporting and the internal and external audits of the Company, including among other things, the Company's internal audit and control functions, the results and scope of the annual audit and other services provided by the Company's independent auditors, and the Company's compliance with legal matters with a significant impact on the Company's financial reports. In addition, the Audit Committee has the responsibility to consider and recommend the employment of, and to review fee arrangements with, the Company's independent auditors. The Audit Committee also monitors transactions between the Company and its officers, directors and employees for any potential conflicts of interest. The current members of the Audit Committee are Vincent
J. Coates, Nathaniel Brenner and Edmond R. Ward. Kanegi Nagai was a member of the Audit Committee until April 18, 2000. The Audit Committee met twice during fiscal 1999.

     Compensation Committee. The Compensation Committee of the Board of Directors reviews and makes recommendations to the Board regarding the Company's compensation policy and all forms of compensation to be provided to executive officers and directors of the Company, including among other things, annual salaries and bonuses. The current members of the Compensation Committee are Nathaniel Brenner and Norman V. Coates. Clifford F. Smedley was a member of the Compensation Committee until April 14, 1999. The Compensation Committee met one time during fiscal 1999.

     Stock Option Committee. The Stock Option Committee of the Board of Directors is responsible for approving the grant of stock options to the Company's employees under the Company's 1991 Stock Option Plan. The current members of the Stock Option Committee are Norman V. Coates and Nathaniel Brenner. The Stock Option Committee did not meet separately during fiscal 1999, but acted by written consent nine times during fiscal 1999.


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors of Nanometrics Incorporated consisted of Nathaniel Brenner, Norman V. Coates and, until April 14, 1999, Clifford F. Smedley. No member of the Compensation Committee of the Company's Board serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Board Compensation

     Directors who are not also employees of the Company receive an annual retainer fee of $5,000 plus $1,000 for each Board of Directors and committee meeting attended (unless the Board and committee meeting take place on the same day, in which case such directors receive a $1,000 fee) and are eligible to participate in the Company's 1991 Director Option Plan.

Compensation of Executive Officers

     The following table sets forth the compensation paid by the Company to the Chief Executive Officer and each of the other most highly compensated executive officers of the Company (collectively, the "Named Officers") during the past three fiscal years:


                          Summary Compensation Table


                                                                         Long Term
                                                                        Compensation
                                                                           Awards
                                                                        --------------
                                                Annual Compensation      Securities
                                   Fiscal     -----------------------    Underlying
                                    Year       Salary       Bonus        Options (#)
                                   --------   ----------   ----------   --------------
John D. Heaton   ...............    1999      $241,445      $  5,338        50,000
 President and                      1998      $206,668      $ 21,098       100,000
 Chief Executive Officer            1997      $219,061      $ 45,261        75,000
Vincent J. Coates   ............    1999      $204,800      $    --            --
 Chairman of the Board and          1998      $215,231      $ 10,431           --
 Secretary                          1997      $238,776      $ 47,405           --
Roger Ingalls Jr    ............    1999      $178,529      $  3,203           --
 Vice President and                 1998      $209,178      $ 14,723        19,000
 Director of Marketing              1997      $222,900      $ 22,642        25,000
William Fate  ..................    1999      $177,767      $  2,925           --
 Former Vice President and          1998      $212,058      $ 13,442        19,000
 Director of International Sales    1997      $189,053      $ 21,630         4,000
William A. McGahan  ............    1999      $174,896      $  3,681           --
 Vice President and                 1998      $151,315      $ 15,934        38,000
 Chief Scientist                    1997      $143,390      $ 26,218        30,000
Paul B. Nolan    ...............    1999      $120,870      $  2,643           --
 Vice President and                 1998      $123,232      $ 13,809           --
 Chief Financial Officer            1997      $135,551      $ 29,378        40,000

Stock Options Granted in the Fiscal Year Ended December 31, 1999

     The following table sets forth information with respect to stock options granted during the fiscal year ended December 31, 1999 to each of the Named Officers. All options were granted under the Company's 1991 Stock Option Plan.

     The potential realizable value amounts in the last two columns of the following chart represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% annual rates of stock price appreciation from the date of grant to the end of the option term are provided in accordance with rules of the SEC and do not represent the Company's estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holder's continued employment through the vesting period.


                       Option Grants in Last Fiscal Year

                                               Individual Grants
                            -------------------------------------------------------

                                                                                      Potential Realized
                                                                                         Value  Rates
                            Number of     % of Total                                   at Assumed Annual
                            Securities      Options                                     of Stock Price
                            Underlying     Granted to                                  Appreciation for
                             Options        Employees     Exercise                      Option Term
                             Granted        in Fiscal      Price       Expiration     --------------------
           Name              (#) (1)        Year (2)       ($/Sh)         Date        5% ($)     10% ($)
--------------------------- ------------   ------------   ----------   ------------   --------   ---------
John D. Heaton    .........  50,000          11.0%         6.94        5/28/04        95,835     211,771
Vincent J. Coates    ......     --             --            --            --           --         --
Roger Ingalls Jr.    ......     --             --            --            --           --         --
William Fate   ............     --             --            --            --           --         --
William A. McGahan   ......     --             --            --            --           --         --
Paul B. Nolan  ............     --             --            --            --           --         --

------------
(1) All options granted to the Named Officers in 1999 were granted at exercise prices equal to the fair market value of the Company's common stock on the dates of grant. Historically, options granted become exercisable at the rate of 33% on the first anniversary date of the option grant and 33% of the option shares become exercisable each full year thereafter, such that full vesting occurs three years after the date of grant. Options lapse after 5 years or 90 days after termination of employment.

(2) Based on 455,000 options granted during the fiscal year ended December 31, 1999.

Aggregated  Option  Exercises  in  Last  Fiscal  Year and Fiscal Year-End Option
Values

     The following table sets forth the number of shares acquired upon the exercise of stock options during 1999 and the number of shares covered by both exercisable and unexercisable stock options held by each of the Named Officers at December 31, 1999.

                                                              Number of Securities
                                                            Underlying Unexercisable          Value of Unexercised
                                                                Options At Fiscal            In-the-Money Options At
                               Shares          Value               Year-End (#)               Fiscal Year-End ($)(2)
                             Acquired on     Realized     -----------------------------   -----------------------------
                            Exercise (#)      ($)(1)      Exercisable     Unexercised     Exercisable     Unexercised
                            --------------   ----------   -------------   -------------   -------------   -------------
John D. Heaton    .........        --              --       126,668         141,667        1,906,687       2,034,380
Vincent J. Coates    ......        --              --           --              --               --              --
Roger Ingalls Jr.    ......     25,000         416,375       32,999          21,001          481,507         285,557
William Fate   ............     27,999         150,981          --              --               --              --
William A. McGahan   ......     25,000         193,505       29,332          33,668          416,453         458,144
Paul B. Nolan  ............     25,000         264,725       61,666          13,334          960,640         200,010

------------
(1) The value realized upon exercise is (i) the fair market value of the Company's common stock on the date of exercise, less the option exercise price per share, multiplied by (ii) the number of shares underlying the options exercised.
(2) The value of unexercised options is (i) the fair market value of the Company's common stock on December 31, 1999 ($20.13 per share), less the option exercise price of in-the-money options, multiplied by (ii) the number of shares underlying such options.


Report on Repricing of Options

     The following table summarizes stock options granted to the executive officers of the Company that have been repriced during the past ten years.


                          Ten-Year Option Repricings

                                           Number of        Market       Exercise
                                           Securities      Price of      Price at                Length of Original
                                           Underlying      Stock at       Time of       New         Option Term
                              Repricing     Options         Time of      Repricing   Exercise    Remaining at Date
Name                            Date      Repriced (#)   Repricing ($)      ($)      Price ($)      of Repricing
---------------------------- ----------- -------------- --------------- ----------- ----------- --------------------
John D. Heaton  ............   9/15/98       16,668          5.125          5.25       5.125    2 years 2 months
 President and Chief           9/15/98       75,000          5.125         10.22       5.125    3 years 11 months
 Executive Officer             9/15/98      100,000          5.125          8.63       5.125    4 years 7 months
Roger Ingalls Jr.  .........   9/15/98       25,000          5.125          6.13       5.125    1 year 11 months
 Vice President and Director   9/15/98        5,000          5.125          5.25       5.125    2 years 2 months
 of Marketing                  9/15/98       25,000          5.125         10.22       5.125    3 years 11 months
William Fate ...............   9/15/98       15,000          5.125          6.13       5.125    1 year 11 months
 Former Vice President and     9/15/98        9,000          5.125          5.25       5.125    2 years 2 months
 Director of                   9/15/98        4,000          5.125         10.22       5.125    3 years 11 months
 International Sales
William A. McGahan    ......   9/15/98       20,000          5.125          5.88       5.125    2 years 4 months
 Vice President and            9/15/98       30,000          5.125         10.22       5.125    3 years 11 months
 Chief Scientist               9/15/98       10,000          5.125          8.63       5.125    4 years 7 months
                               9/15/98        3,000          5.125          8.50       5.125    4 years 9 months
Paul B. Nolan   ............   9/15/98        5,000          5.125          5.25       5.125    2 years 2 months
 Vice President and Chief      9/15/98       40,000          5.125         10.22       5.125    3 years 11 months
 Financial Officer

Certain Transactions

     The Company is the beneficiary of an insurance policy on the life of Vincent J. Coates in a face amount of $8,000,000. Annual premiums, which are paid by the Company, totaled $200,000 for fiscal 1999 are fixed at $200,000 per year upon continuation of the policy. In the event of termination of the policy, any cash surrender value would belong to Mr. Coates. Mr. Coates and the Company have entered into an agreement providing that in the event of Mr.
Coates' death, his estate has the option to cause the Company to use the proceeds of the policy to purchase shares of the Company's Common Stock owned by the estate at their then fair market value. The estate is not obligated under the terms of the agreement to exercise the option. If the option is not exercised, the Company would retain the proceeds of the insurance. The purpose of this agreement is to provide Mr. Coates' estate, at its option, the opportunity to obtain cash to pay estate taxes without having to raise all of such money from sales in the open market.

     Pursuant to the terms of an agreement dated May 1, 1985 between the Company and Vincent J. Coates, the terms of which were then amended and restated in August 1996 and again effective April 1998, the Company is obligated, in the event Mr. Coates is required to resign as Chairman of the Board under certain circumstances, to continue to pay Mr. Coates his salary and benefits for five years from the date of such resignation.

     In April 1998, the Company entered into an agreement with Mr. Heaton in which the Company agrees to pay Mr. Heaton his usual annual salary (excluding bonuses) for a period of one year from the date that he is required or requested for any reason not involving good cause to involuntarily relinquish his positions with the Company as Chief Executive Officer and President and as a director. If Mr. Heaton leaves the Company voluntarily or if he is asked to leave under certain circumstances, no such severance pay shall be awarded.


Compliance With Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the Nasdaq National Market. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons, the Company believes that during fiscal 1999 all filing requirements applicable to the executive officers, directors and greater than ten percent shareholders were complied with, except that the Vincent J. Coates Separate Property Trust, U/D/T/ dated August 7, 1981 and the Vincent J. Coates 1999 Charitable Trust UTA dated December 17, 1999, both greater than ten percent shareholders, each filed one report on Form 3 late.


Report of the Compensation Committee and Stock Option Committee of the Board of Directors

     The following is the report of the Compensation Committee and the Stock Option Committee of the Board of Directors describing compensation policies and rationales applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 1999. The information contained in such report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

     General. The    Compensation    Committee   is   responsible   for   making
recommendations to the Board of Directors with respect to cash compensation levels for the Company's executive officers. During 1999, the Stock Option Committee was responsible for determining levels of equity-based compensation for the Company's executive officers and other key personnel of the Company.

     Compensation Philosophy. The Compensation Committee makes recommendations as to the salaries of the executive officers by considering (i) the salaries of executive officers in similar positions at comparably-sized peer companies,
(ii) the Company's financial performance over the past year based upon revenues and operating results and (iii) the achievement of individual performance goals related to each executive officer's duties and areas of responsibility. The Compensation Committee makes recommendations as to the levels of cash bonuses awarded to the Company's executive officers and views such bonuses as being an integral part of its performance based compensation program. Such bonuses are based on Company profits and are determined as a percentage of the executive salaries.

     Equity-Based Compensation. The Stock Option Committee views stock options as an important part of its long-term, performance-based compensation program. The Stock Option Committee bases grants of stock options to the executive officers of the Company under the Company's 1991 Stock Option Plan upon such Committee's estimation of each executive's contribution to the long-term growth and profitability of the Company. The 1991 Stock Option Plan is intended to provide additional incentives to the executive officers to maximize shareholder value. Options are granted under the 1991 Stock Option Plan at the then-current market price and are generally subject to three-year vesting periods to encourage key employees to remain with the Company.

     Compensation of the President and Chief Executive Officer. The compensation of the Company's President and Chief Executive Officer was based upon the same criteria described above. Specifically, the Compensation
Committee   considered   several   factors  as  important  in  determining  such
compensation including progress toward meeting the corporate plan and the objectives set for the President and Chief Executive Officer during his tenure in the current fiscal year as well as progress toward attaining longer range goals as a result of his leadership. In recognition of his progress toward meeting corporate goals and to remain competitive, based on a survey of other CEO salaries, the compensation of the Company's President and Chief Executive Officer was increased to an annual salary of $250,000.


STOCK OPTION COMMITTEE            COMPENSATION COMMITTEE


Norman V. Coates                  Nathaniel Brenner
Nathaniel Brenner                 Norman V. Coates
                                  Clifford F. Smedley, until April 14, 1999

Performance Graph

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of the Nasdaq U.S. Index and the Hambrecht & Quist Technology Index for the period commencing on January 1, 1995 and ending on December 31, 1999. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
     AMONG NANOMETRICS INCORPORATED, THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX



[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                   12/94    12/95  12/96   12/97   12/98   12/99
                                   ---------------------------------------------
Nanometrics Incorporated            100     1,311    844   1,456   1,389   3,578
Hambrecht & Quist Technology        100       150    186     218     339     757
NASDAQ Stock Market (U.S.)          100       141    174     213     300     557


* $100 invested on 12/31/94 in stock or index.
  Including reinvestment of dividends.
  Fiscal Year Ending December 31.

                                 PROPOSAL NO. 2

            ADOPTION OF THE COMPANY'S 2000 EMPLOYEE STOCK OPTION PLAN AND THE RESERVATION OF 1,250,000 SHARES OF THE COMPANY'S
                      COMMON STOCK FOR ISSUANCE THEREUNDER


     On April 25, 2000, the Board of Directors of the Company (the "Board") adopted the 2000 Employee Stock Option Plan (the "Plan"), subject to the approval of the Company's shareholders. The Plan is intended to replace the Company's 1991 Employee Stock Plan (the "1991 Plan"). Shareholders are being asked to approve the adoption of the Plan and the reservation of 1,250,000 shares thereunder. The fair market value of the Common Stock as of December 31, 1999 was $20.13 per share.

     The Board believes that the Plan has been important to the Company's efforts to encourage employee equity participation and increase worker retention by aligning employee interests with those of the shareholders. The Board is pleased with the success of the 1991 Plan in increasing the level of employee interest in the Company's stock price, and believes that the offer of equity incentives to all employees has been a key factor in the Company's overall financial performance. As of December 31, 1999, options to purchase 2,557,496 shares of Common Stock were issued under the 1991 Plan, of which options to purchase 1,340,664 shares of Common Stock were outstanding.

     The following is a summary description of the Plan under which no options or stock purchase rights have yet been granted.


SUMMARY OF THE PLAN

     Purpose. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants (collectively, the "Service Providers"), and to promote the success of the Company's business.

     Shares Subject to the Plan. The Board has reserved a maximum of 1,250,000 shares of Common Stock for issuance under the Plan. The shares may be authorized but unissued, or reacquired Common Stock.

     Administration. The Plan may be administered by different Committees with respect to different groups of Service Providers (as applicable, the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the Plan.

     Eligibility. Nonstatutory stock options and stock purchase rights may be granted to Service Providers. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the Service Providers to whom options and stock purchase rights may be granted, and the exercise price and number of shares subject to each such grant. Currently, approximately 160 employees of the Company are eligible to participate in the Plan.

     Limitations. Section 162(m) of the Internal Revenue Code, as amended (the "Code") places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with the options granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of Common Stock. Notwithstanding this limit, however, in connection with an individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 1,000,000 shares of Common Stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

         (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the

     Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the same trading day as the date the option is granted.

         (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable. An option shall be exercisable in whole or in part by giving written or electronic notice to the Company, stating the number of shares with respect to which the options being exercised, accompanied by payment in full for such shares. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

         (c) Term of Option. The Administrator determines the term of each option. However, the term of an incentive stock option may be no more than ten (10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

         (d) Termination as a Service Provider. If an optionee's employment, director or consulting relationship terminates for any reason (excluding death or disability), then the optionee generally may exercise the option within 3 months of such termination to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's employment, director or consulting relationship terminates due to the optionee's disability or death, the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) generally may exercise the option, to the extent the option was vested on the date of termination, within 12 months from the date of such termination.

         (e) Nontransferability of Options. Unless otherwise determined by the Administrator, options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

         (f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

     Stock Purchase Rights. Stock purchase rights may be issued either alone, in addition, or in tandem with other awards granted under the Plan. The Administrator determines who will be offered Common Stock and the conditions and restrictions related to the offer, including the number of shares to be offered, the price to be paid and the time which the offer must be accepted. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment to the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     Adjustments Upon Changes in Capitalization. In the event that the Common Stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option and stock purchase right.

     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the option, including shares as to which the option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to shares purchased upon exercise of an option or stock purchase right will lapse as to all shares, provided the proposed dissolution or liquidation takes place as contemplated.

     Subject to the occurrence of a change of control (discussed below), in connection with any merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding option and stock purchase right shall be assumed or an equivalent option or stock purchase right substituted by the successor corporation. If the successor corporation refuses to assume the options or stock purchase rights or to substitute substantially equivalent options or stock purchase rights, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

     Change of Control. In the event of a "change of control," any options outstanding on the date of such change in control will vest and become fully exercisable and any Company repurchase right with respect to restricted stock will lapse if (i) a successor corporation fails to assume all obligations with respect to such options and restricted stock, (ii) the optionees or holders of restricted stock do not or will not receive the same consideration as received by other shareholders in such change of control, (iii) an optionee or holder of restricted stock is terminated in an "involuntary termination" following the change of control or (iv) the optionee is designated an executive officer by the Company's board of directors as of the date of such change of control and such optionee does not voluntarily resign from the Company during the twelve (12) month period following such change of control. A "change of control" is defined as (i) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becoming the "beneficial owner" (as defined under Rule 13d-3 of the Securities Exchange Act of 1934) of 50% or more of the total voting power of the Company, (ii) certain changes in the composition of the board of directors, (iii) a merger or consolidation where the Company's shareholders do not own at least 50% of the voting power after the transaction or (iv) the sale or disposition of substantially all of the Company's assets. An "involuntary termination" is defined as (i) a termination of an optionee for other the "Cause," (ii) certain reductions of an optionee's base salary, (iii) certain reductions of an optionee's employee benefits, (iv) certain relocations of an optionee, and (v) with respect to certain officers, a reduction of duties, authority or responsibilities following a change of control. "Cause" is defined as (i) certain acts of dishonesty, fraud or misrepresentation in connection with such optionee's employment responsibilities, (ii) an optionee's arrest for a felony, fraud or an act or moral turpitude, or (ii) an optionee's failure to perform his or her employment obligations or follow the Company's employee policies.

     Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or shareholders may alter or impair any rights of an optionee without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date the Plan was adopted by the Board.

     Federal Income Tax Consequences. The following discussion summarizes certain U.S. federal income tax considerations for persons receiving options and stock purchase rights under the Plan and certain tax effects to the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the IRS. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of this Plan:

         (a) Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not
     satisfied,   the  optionee  recognizes  ordinary  income  at  the  time  of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

         (b) Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

         (c) Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing, (i.e., within thirty days of the purchase), an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

     Option Information As of December 31, 1999. The Company, including its subsidiaries, had approximately 160 employees with outstanding option grants under the 1991 Plan.

     While it believes that establishment of the Plan can result in dilution to existing shareholders, the Board believes that the positive effect on the Company's performance that the 1991 Plan had and that the Plan will have, more than offset the dilution to existing shareholders.

     With the demand for highly skilled employees at an all time high, especially in the technology industries, the Board believes it is critical to the Company's success to maintain competitive employee compensation programs, including the Plan.


VOTE REQUIRED

     The affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Meeting and entitled to vote will be required to approve the adoption of the Plan.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 2000 EMPLOYEE STOCK OPTION PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

                                 PROPOSAL NO. 3

            ADOPTION OF THE COMPANY'S 2000 DIRECTOR STOCK OPTION PLAN
             AND THE RESERVATION OF 250,000 SHARES OF THE COMPANY'S
                      COMMON STOCK FOR ISSUANCE THEREUNDER

     On April 25, 2000, the Board of Directors of the Company (the "Board") adopted the 2000 Director Stock Option Plan (the "2000 Director Plan"), subject to the approval of the Company's shareholders. The 2000 Director Plan is intended to replace the Company's 1991 Director Stock Option Plan (the "1991 Director Plan"). The Board of Directors has reserved a maximum of 250,000 shares of Common Stock for issuance under the 2000 Director Plan. The fair market value of the Common Stock as of December 31, 1999 was $20.13 per share.

     The Board believes that the 1991 Director Plan has been important to the Company's efforts to encourage director equity participation and increase retention. Although non-employee directors have an interest in acquiring approval for the 2000 Director Plan since they will be the beneficiaries of the approval, the Board is pleased with the success of the 1991 Plan in increasing the level of director interest in the Company's stock price, and believes that the offer of equity incentives to all directors has been a key factor in the Company's overall financial performance. As of December 31, 1999, options to purchase 263,332 shares of Common Stock were issued under the 1991 Director Plan of which options to purchase 154,000 shares of Common Stock were outstanding.

     The following is a summary description of the 2000 Director Plan under which no options have yet been granted.

SUMMARY OF THE 2000 DIRECTOR PLAN

     Purpose. The purposes of the 2000 Director Plan are to attract and retain the best available personnel for service as a Director who is not an Employee (an "Outside Director") of the Company, to provide additional incentive to Outside Directors of the Company to serve as directors, and to encourage their continued service on the Board.

     Shares Subject to the 2000 Director Plan. The Board has reserved a maximum of 250,000 shares of Common Stock for issuance under the 2000 Director Plan. The Shares may be authorized, but unissued, or reacquired Common Stock.

     Administration. The 2000 Director Plan provides for grants of options to be made in two ways:

         (a) Each Outside Director is automatically granted an option to purchase 10,000 shares (the "First Option") upon the date such individual first becomes a director, whether through election by the shareholders of the Company or by appointment by the Board in order to fill a vacancy; and

         (b) Each non-employee director is automatically granted an option to purchase 10,000 shares (the "Subsequent Option") on January 1 of each year, if on such date he or she shall have served on the Board for at least the preceding six (6) months.

     The Board has the authority, in its discretion, to: (i) determine the fair market value of the Common Stock; (ii) interpret the Director Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Director Plan; (iv) authorize any person to execute, on behalf of the Company, any instrument required to effectuate the grant of an option previously granted under the 2000 Director Plan; and (v) make all other determinations deemed necessary or advisable for the administration of the Director Plan. All decisions, determinations and interpretations of the Board are final.

     Eligibility; Limitations. Only non-employee directors of the Board are eligible to receive nonstatutory stock options under the 2000 Director Plan.

     Terms and Conditions of Options. Each option is evidenced by a director option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

         (a) Exercise Price. The exercise price of options granted under the Director Plan is 100% of the fair market value per share of the Common Stock on the date of grant, generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the date of grant.

         (b) Exercise of Option. Both the First Option and the Subsequent Option shall vest as to 1/3 of the optioned stock on each anniversary of the date of grant. An option shall be exercisable in whole or in part by giving written notice to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares.

         (c) Forms of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2000 Director Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, any payment permitted by under applicable law, or any combination thereof.

         (d) Term of Option. The term of any option shall be five (5) years from the date of grant. No option may be exercised after the expiration of its term.

         (e) Termination of Directorship. If an optionee's status as a director terminates for any reason, then all options held by the optionee under the 2000 Director Plan expire three months following the termination. If the optionee's status as a director terminates due to death or disability, then all options held by the optionee under the 2000 Director Plan expire twelve months following the termination. In no case may an option be exercised after the expiration date of the option.

         (f) Nontransferability of Options: Options granted under the 2000 Director Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

         (g) Other Provisions: The director option agreement may contain other terms, provisions and conditions not inconsistent with the 2000 Director Plan as may be determined by the Board.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, recapitalization or other similar change in the capital structure of the Company, or converted into or exchanged for other securities as a result of any merger, consolidation or reorganization, or in the event the outstanding number of shares of stock of the Company is increased through payment of a stock dividend, appropriate adjustments shall be made in the number and class of shares of stock subject to the 2000 Director Plan, the number and class of shares of stock subject to any option outstanding under the Director Plan, and the exercise price of any such outstanding option.

     Unless otherwise determined by the Board, in the event of a proposed liquidation or dissolution, any unexercised options will terminate prior to such action. The Board may give the optionee the right to exercise any unexercised options, including shares as to which the option would not otherwise be exercisable, prior to their termination.

     Subject to the occurrence of a change of control (discussed below), in the event of a merger of the Company or the sale of substantially all of the assets of the Company, each option may be assumed or an equivalent option substituted for by the successor corporation. If an option is assumed or substituted for by the successor corporation, it shall continue to vest as provided in the 2000 Director Plan. If the successor corporation does not agree to assume or substitute for the option, each option shall become fully vested and exercisable for a period of fifteen (15) days from the date the Board notifies the optionee of the option's full exercisability, after which period the option will terminate.

     Change of Control. In the event of a "change of control," any options outstanding on the date of such change in control will vest and become fully exercisable if (i) a successor corporation fails to assume all obligations with respect to such options, (ii) the optionees do not or will not receive the same consideration as received by other shareholders in such change of control, (iii) an optionee's status as a director of the Company or the successor corporation is terminated other than by voluntary resignation following such change of control. A "change of control" is defined as (i) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becoming the "beneficial owner" (as defined under Rule 13d-3 of the Securities Exchange Act of 1934) of 50% or more of the total voting power of the Company, (ii) certain changes in the composition of the board of directors, (iii) a merger or consolidation where the Company's shareholders do not own at least 50% of the voting power after the transaction or (iv) the sale or disposition of substantially all of the Company's assets.

     Amendment and Termination of the 2000 Director Plan. The Board may amend, alter, suspend or terminate the 2000 Director Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the 2000 Director Plan to the extent necessary to comply with applicable laws or regulations. No such action by the Board or shareholders may alter or impair any option previously granted under the 2000 Director Plan without the consent of the optionee. Unless terminated earlier, the 2000 Director Plan shall terminate ten years from the date of its approval by the shareholders or the Board, whichever is earlier.

     Federal Income Tax Consequences. The following discussion summarizes certain U.S. federal income tax considerations for directors receiving options under the 2000 Director Plan and certain tax effects to the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of this Plan:

         (a) Nonstatutory Stock Options. Options granted under the 2000 Director Plan do not qualify as incentive stock options under Section 422 of the Code. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.


VOTE REQUIRED

     The affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Meeting and entitled to vote will be required to approve the adoption of the 2000 Director Plan.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 2000 DIRECTOR OPTION PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

                                 PROPOSAL NO. 4

                  AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN
                TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
               RESERVED FOR ISSUANCE THEREUNDER BY 150,000 SHARES


     The Company's Board of Directors (the "Board") and shareholders have previously adopted and approved the Company's Employee Stock Purchase Plan ("Purchase Plan") (described below). On April 25, 2000, the Board approved an amendment to the Purchase Plan, subject to shareholder approval, to increase the shares reserved for issuance thereunder by 150,000 shares, bringing the total number of shares issuable under the Purchase Plan to 400,000. As of December 31, 1999, 25,894 shares were available for future issuance under the Purchase Plan.

     At the annual meeting, the shareholders are being asked to approve the increase in the number of shares issuable under the Purchase Plan.


SUMMARY OF THE PURCHASE PLAN

     General. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions.


     Administration. The Purchase Plan may be administered by the Board of Directors (the "Board") or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

     Eligibility. Each employee of the Company (including officers), whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year, is eligible to participate in the Purchase Plan; provided, however, that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of the stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

     Offering Period. The Purchase Plan is implemented by offering periods lasting approximately six months in duration with a new offering period commencing approximately on October 1 and April 1 of each year. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of a participant's compensation. Compensation is defined as regular straight time gross earnings, but exclusive of commissions, overtime, shift premium, incentive compensation, bonuses and other compensation. Once an employee becomes a participant in the Purchase Plan, Common Stock will automatically be purchased under the Purchase Plan at the end of each offering period, unless the participant withdraws or terminates employment earlier, and the employee will automatically participate in each successive offering period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates.

     Purchase Price. The purchase price per share at which shares will be sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of an offering period or (ii) 85% of the fair market value of a share of Common Stock on the last day of each offering period. The fair market value of the Common Stock on a given date is generally the closing sale price of the Common Stock as reported on the Nasdaq National Market for such date.

     Payment of Purchase Price; Payroll Deductions. Payment for of the shares is accumulated by payroll deductions throughout the offering period. The number of shares of Common Stock a participant may purchase in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that offering period by the purchase price; provided, however, that a participant may not purchase during an offering period more than 5,000 shares during any offering period. During the offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the Administrator.

     All payroll deductions made for a participant are credited to the participant's account under the Purchase Plan, are withheld in whole percentages only and are included with the general funds of the Company. Funds received by the Company pursuant to exercises under the Purchase Plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

     Withdrawal. A participant may terminate his or her participation in the Purchase Plan at any time by giving the Company a written notice of withdrawal. In such event, the payroll deductions credited to the participant's account will be returned, without interest, to such participant. Payroll deductions will not resume unless a new subscription agreement is delivered in connection with a subsequent offering period.

     Termination of Employment. Termination of a participant's employment for any reason, including death, cancels his or her participation in the Purchase Plan immediately. In such event the payroll deductions credited to the participant's account will be returned without interest to such participant, his or her designated beneficiaries or the executors or administrators of his or her estate.

     Adjustments Upon Changes in Capitalization. In the event of any changes in the capitalization of the Company effected without receipt of consideration by the Company, such as a stock split, stock dividend, combination or reclassification of the Common Stock, resulting in an increase or decrease in the number of shares of Common Stock, proportionate adjustments will be made by the Board in the shares subject to purchase and in the price per share under the Purchase Plan. In the event of liquidation or dissolution of the Company, the offering periods then in progress will terminate immediately prior to the consummation of such event unless otherwise provided by the Board. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the successor corporation will assume or substitute for each outstanding option. In the event the successor corporation refuses to assume or substitute for the options, the offering period then in progress will be shortened and a new exercise date will be set. In such event, the Board shall notify each participant at least ten (10) business days prior to the new exercise date.

     Amendment and Termination. The Board may at any time and for any reason amend or terminate the Purchase Plan, except that no such termination shall affect options previously granted and no amendment shall make any change in an option granted prior thereto which adversely affects the rights of any participant. Shareholder approval for amendments to the Purchase Plan shall be obtained in such a manner and to such a degree as required to comply with all applicable laws or regulations. The Purchase Plan will terminate in 2006 unless terminated earlier by the Board in accordance with the Purchase Plan.

     Certain Federal Income Tax Information. The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan and does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.


VOTE REQUIRED

     The approval of the amendment to the Purchase Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THERE-UNDER BY 150,000 SHARES.


                                 PROPOSAL NO. 5

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board has appointed Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000. Deloitte & Touche LLP has audited the Company's financial statements since fiscal 1991.

     Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.


                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.


                                            THE BOARD OF DIRECTORS


Dated: May 3, 2000

PROXY                       NANOMETRICS INCORPORATED
          This Proxy is Solicited on Behalf of the Board of Directors
                       2000 Annual Meeting of Shareholders
                                  May 31, 2000

     The undersigned shareholder(s) of Nanometrics Incorporated, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 3, 2000, and hereby appoints Vincent J. Coates and Paul B. Nolan, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Shareholders of Nanometrics Incorporated to be held on Wednesday, May 31, 2000 at 1:30 p.m., local time, at the principal offices of the Company located at 310 DeGuigne Drive, Sunnyvale, California 94086 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned is entitled to vote on the matters set forth below:

ITEM 1. ELECTION OF DIRECTORS:

       [  ] FOR all nominees listed below           [ ] WITHHOLD AUTHORITY
            (except  as indicated)                      to vote for all nominees
                                                        listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Vincent J. Coates   Nathaniel Brenner   Norman V. Coates   John D. Heaton
                                 Edmond R. Ward

ITEM 2. Proposal to approve the adoption of the Company's 2000 Employee Stock Option Plan and the reservation of 1,250,000 shares of the Company's Common Stock for issuance thereunder.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

ITEM 3. Proposal to approve the adoption of the Company's 2000 Director Stock Option Plan and the reservation of 250,000 shares of the Company's Common Stock for issuance thereunder.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

ITEM 4. Proposal to approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of the Company's Common Stock reserved for future issuance by 150,000.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

ITEM 5. Proposal to ratify the appointment of Deloitte & Touche LLP as Independent Auditors of the Company for the 2000 fiscal year.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

                  (Continued and to be signed, on reverse side)

                           (Continued from other side)

         In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS BALLOT WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED HEREIN, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                             Typed or Printed Name(s)

                                             ___________________________________
                                                          Signature

                                             ___________________________________
                                                          Signature

                                             ___________________________________
                                                     Title, if applicable

                                             ___________________________________
                                              Type and number of shares owned

                                             Dated: ______________________, 2000


                                             This proxy should be marked, dated,
                                             signed   by   the    shareholder(s)
                                             exactly as his or her name  appears
                                             hereon and returned promptly in the
                                             enclosed envelope.  Persons signing
                                             in a fiduciary  capacity  should so
                                             indicate.  If  shares  are  held by
                                             joint   tenants  or  as   community
                                             property, both should sign.